CERTIFICATE OF FORMATION

OF

GANNAWAY WEB HOLDINGS, LLC

Under Section 18-201 of the Delaware Limited Liability Company Act

FIRST: The name of the limited liability company is Gannaway Web Holdings, LLC.

SECOND: The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

IN WITNESS WHEREOF, the undersigned authorized person has executed this Certificate of Formation this 11th day of May, 1998.

Jung-Won Hyun
Authorized Person

Service Request# 20150519247

State of Delaware

SECRETARY OF STATE
DIVISION OF CORPORATIONS
P.O. BOX 898
DOVER, DELAWARE 19903

9077893
GANNAWAY WEB HOLDINGS, LLC
27-01 QUEENS PLAZA NORTH
SUITE 502
LONG ISLAND CITY, NY 11101

10-15-2015

ATTN: JOHN WILK

DESCRIPTION		AMOUNT
2895257 - FRANKLY MEDIA LLC 0240Y Amendment Name		
	Amendment Fee	$180.00
	Court Municipality Fee, Wilm.	$20.00
	Expedite Fee, 24 Hour	$100.00
2895257 - FRANKLY MEDIA LLC 8100 Certified Copy - 1 Copies		
	Certification Fee	$50.00
	TOTAL CHARGES	$350.00
	TOTAL PAYMENTS	$350.00
	BALANCE	$0.00